Exhibit 21.1

Subsidiary	Jurisdiction
Groupon Canada Inc.	Canada
Groupon Activities, LLC	Delaware (U.S.A.)
Groupon Distribution Services, LLC	Delaware (U.S.A.)
LivingSocial, Inc.	Delaware (U.S.A.)
LivingSocial Services, LLC	Virginia (U.S.A.)
GI International Holdings, Inc.	Delaware (U.S.A.)
Groupon Canada Corp, Inc.	Delaware (U.S.A.)
Groupon Getaways, Inc.	Delaware (U.S.A.)
Groupon Goods, Inc.	Delaware (U.S.A.)
Groupon Product Services, LLC	Delaware (U.S.A.)
Groupon Trailblazer, Inc.	Delaware (U.S.A.)
GrouponLive, LLC	Delaware (U.S.A.)
Needish, Inc.	Delaware (U.S.A.)
LocalUp LLC	Delaware (U.S.A.)
OrderUp, Inc.	Delaware (U.S.A.)
Obtiva, Inc.	Illinois (U.S.A.)
Needish S.R.L.	Argentina
Groupon Servicos Digitais Ltda.	Brazil
Needish Ltda.	Chile
Groupon Colombia S.A.S.	Columbia
Needish Mexico S.A. de R.L. de C.V.	Mexico
Needish Peru S.A.	Peru
GROUPON S.P.R.L.	Belgium
Groupon France SAS	France
Groupon Goods France	France
Groupon Europe GmbH	Germany
Groupon Germany GbR	Germany
Groupon Goods Germany GmbH	Germany
Groupon International Ltd.	Ireland
Groupon-CityDeal (Ireland) Ltd.	Ireland
Grouper Social Shopping Ltd.	Israel
Groupon Goods Italy Srl	Italy
Groupon S.r.l.	Italy
GI Luxembourg S.a.r.l	Luxemborg
Groupon SARL	Morroco
Groupon Goods Netherlands B.V.	Netherlands
Groupon Holdings B.V.	Netherlands
Groupon Netherlands B.V.	Netherlands
Groupon Goods Poland sp. Z.o.o.	Poland
Groupon Sp.z o.o.	Poland
Groupon Shared Services Poland Sp z.o.o.	Poland
Groupon Spain, SLU	Spain
Groupon Goods Global GmbH	Switzerland
Groupon International GmbH	Switzerland
Groupon International Travel GmbH	Switzerland
Groupon FZ-LLC	United Arab Emeritas
Groupon Goods UK Ltd.	United Kingdom
Groupon Shop Ltd.	United Kingdom
MyCity Deal Ltd.	United Kingdom
Groupon Australia Pty Ltd	Australia
Groupon Getaways Pty Ltd	Australia
Our Deal Pty Ltd	Australia
Shift Media Group, Limited	Hong Kong
Groupon Shared Services Private Limited	India
Groupon Japan, Inc.	Japan
Groupon Service, Inc.	Japan
Groupon New Zealand Limited	New Zealand
Beeconomic Singapore Pte. Ltd.	Singapore
Groupon Goods Asia Pte. Ltd.	Singapore